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                                                                    Exhibit 99.6

                         REGISTRATION RIGHTS AGREEMENT

                                      FOR

                                 COMMON STOCK

                          Dated as of          , 1995



                                 by and among



                              CYTOGEN CORPORATION

                                      and

                     THE STOCKHOLDERS LISTED ON SCHEDULE A
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                REGISTRATION RIGHTS AGREEMENT FOR COMMON STOCK

          This Registration Rights Agreement for Common Stock (the
"Agreement") is made and entered into as of       , 1995, by and among Cytogen
Corporation, a Delaware corporation (the "Company"), and the persons listed on Schedule A to this Agreement (herein referred to collectively as the "Stockholders" and each individually as a "Stockholder").

          This Agreement is made pursuant to the Voting and Subscription Agreement.

          The parties hereby agree as follows:

1.  Definitions

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Common Stock:  The Common Stock, par value $.01 per share, of the
          ------------
Company.

          Demand Registration:  See Section 3(b).
          -------------------

          Exchange Act:  The Securities Exchange Act of 1934, as amended from
          ------------
time to time.

          Voting and Subscription Agreement:  Voting and Subscription Agreement,
          ---------------------------------
dated June __, 1995, providing for the acquisition of the Common Stock by the Stockholders pursuant to the Merger and the Subscription Offer (as such terms are defined therein).

          NASD:  The National Association of Securities Dealers, Inc.
          ----

          person:  An individual, partnership, corporation, trust or
          ------
unincorporated organization, or a government or agency or political subdivision thereof.

          Piggy-Back Registration:  See Section 3(a).
          -----------------------

          Prospectus:  The prospectus included in any Registration Statement, as
          ----------
amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

          Registrable Securities:  All Common Stock beneficially owned by any
          ----------------------
Stockholder until such time as such Registrable Securities cease to be Registrable Securities as provided in Section 2.

          Registration Expenses:  See Section 6.
          ---------------------

          Registration Statement:  Any registration statement of the Company
          ----------------------
which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          SEC:  The Securities and Exchange Commission.
          ---
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          Securities Act:  The Securities Act of 1933, as amended from time to
          --------------
time.

          underwritten registration or underwritten offering:  A registration in
          -------------------------    ---------------------
which securities of the Company are sold to an underwriter for reoffering to the public.

2.  Securities Subject to this Agreement.  The securities entitled to the
    ------------------------------------
benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only until such security (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or (ii) has been distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

3.  Registration Rights.
    -------------------

          (a)       Piggy-Back Registration.
                    -----------------------

          (1)  Right to Include Registrable Securities.  If the Company at any
               ---------------------------------------
time or from time to time proposes to register shares of its Common Stock under the Securities Act (other than in a registration on Forms S-3 (relating to sales of securities to participants in a Company dividend reinvestment plan), S-4 or S-8 or any successor form to such forms or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company), whether or not for sale for its own account, the Company shall deliver prompt written notice to all holders of Registrable Securities of its intention to undertake such registration. The Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities with respect to which the Company receives a request for registration from the holders thereof by written notice to the Company within fifteen (15) days after the date of the Company's notice to holders of its intended registration (which notice by holders shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), necessary to the extent to permit the disposition in accordance with the intended methods thereof of all such Registrable Securities by including such Registrable Securities in the registration statement pursuant to which the Company proposes to register the shares of Common Stock (a "Piggy-Back Registration"); provided, however, that if such registration involves an underwritten offering, all holders of Registrable Securities requesting inclusion in the registration shall be required to sell their Registrable Securities to the underwriters selected by the Company at the same price and on the same terms of underwriting applicable to the Company and any other persons selling shares of Common Stock. Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register Common Stock and prior to the effectiveness of the registration statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by the delivery of written notice to each holder of Registrable Securities, (i) in the case of a determination not to effect registration, relieve itself of its obligation to register the Registrable Securities in connection with such registration, or (ii) in the case of a determination to delay the registration, delay the registration of such Registrable Securities for the same period as the delay in the registration of such other shares of Common Stock. The holders requesting inclusion in a registration pursuant to this Section 3(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by delivering written notice to the Company revoking such requested inclusion (which notice shall be effective only upon receipt by the Company notwithstanding the provisions of Section 10(d)).

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Stockholders will only be entitled to participate in any Demand Registration (as defined in paragraph (b) below) in accordance with paragraph (b) below and will have no right to participate therein pursuant to this paragraph (a)(1) (except as provided in paragraph (b)(3) below).

          (2)  Priority in Piggy-Back Registrations.  If any of the Registrable
               ------------------------------------
Securities registered pursuant to any Piggy-Back Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriters advise in writing the Company and the holders of such Registrable Securities that in its or their opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number of shares of Common Stock (including Registrable Securities) proposed to be sold in such offering exceeds the maximum number of shares of Common Stock that can be sold in such offering, the Company shall include in such registration only such maximum number of shares of Common Stock (including Registrable Securities) which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, selected in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to sell for its own account, if any, and (ii) second, the Registrable Securities requested to be included in such registration by Stockholders that have requested their Registrable Securities to be included therein together with such other shares of Common Stock as to which the Company may have a registration obligation held by persons who requested such securities be included in such registration, or in their sole and absolute discretion, such of such shares as the managing underwriters shall in their reasonable discretion deem advisable. To the extent that shares of Common Stock to be included in the Piggyback Registration must be allocated pursuant to clause (ii) above, such shares shall be allocated pro rata based on the number of shares of Common Stock that each holder shall have requested to be included therein; provided, however, that if a Piggyback Registration is an underwritten offering, the managing underwriter or underwriters may select shares for inclusion in such Piggyback Registration on a basis other than a pro rata basis if, in the reasonable opinion of such underwriter or underwriters, selection on such other basis would be material to the success of the offering.

          (b)  Demand Registration.
               -------------------

          (1)  Right to Demand Registration.  At any time after the second
               ----------------------------
anniversary of the date of this Agreement, the Stockholders may make a written request for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities (a "Demand Registration"); provided, that (x) the Company need not effect the Demand Registration unless (A) such Demand Registration shall include at least 20% of the aggregate Registrable Securities held on the date of such written request by the Stockholders and (B) the Registrable Securities requested to be so registered shall constitute at least 5% of the outstanding shares of Common Stock, (y) the Company may, if the Board of Directors so determines in the exercise of its reasonable judgment that due to a pending or contemplated acquisition, disposition or other corporate event it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed 180 days, and (z) if the Company elects not to effect the Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement. Within 10 days after receipt of the request for a Demand Registration, the Company will serve written notice (the

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"Notice") of such registration request to all Stockholders who are holders of
Registrable Securities and, subject to paragraph (3) below, the Company will include in such registration all Registrable Securities of such Stockholders with respect to which the Company has received written requests for inclusion therein from such Purchasers within 15 business days after the receipt by the applicable holder of the Notice. All requests made pursuant to this paragraph
(b)(1) will specify the aggregate number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

          (2)  Number of Demand Registrations.  The Stockholders shall be
               ------------------------------
entitled to two Demand Registrations, and the expenses (including the fees and expenses of counsel for the Stockholders) thereof shall be borne by the Stockholders as set forth in Section 6.

          (3)  Priority on Demand Registration.  If any of the Registrable
               -------------------------------
Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering and the managing underwriter or underwriters of a Demand Registration advise the Company and the holders of such Registrable Securities in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering, the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters can be sold in the following orders of priority: (i) first, the Registrable Securities requested to be included in such Demand Registration by the Stockholders and (ii) second, other shares of Common Stock held by persons other than Stockholders requested to be included in such Demand Registration; provided that if all shares requested to be included in such Demand Registration by members of any group set forth above are not to be included, selection of shares to be included from within such group shall be made pro rata based on the number of shares that each member of such group shall have requested to be included therein.

4.  Hold-Back Agreements.
    --------------------

          (a)  Restrictions on Public Sale by Holder of Registrable Securities.
               ---------------------------------------------------------------
Each holder of Registrable Securities whose Registrable Securities are eligible for inclusion in a Registration Statement filed pursuant to Section 3 agrees, if requested by the managing underwriter or underwriters in an underwritten offering of any Registrable Securities, not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 120-day period (or such shorter period as may be agreed to by the parties hereto) beginning on, the effective date of such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

          (b)  Restrictions on Public Sale by the Company and Others.  The
               -----------------------------------------------------
Company agrees not to effect any public sale or distribution of any of its Common Stock for its own account during the 10-day period prior to, and during the 90-day period beginning on, the effective date of a Registration Statement filed pursuant to Section 3 (except as part of such underwritten registration or pursuant to registrations on Forms S-3 (relating to sales of securities to participants in a Company dividend reinvestment plan), S-4 or S-8 or any successor form to such Forms or in connection with

                                     - 4 -
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an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company).

5.  Registration Procedures
    -----------------------

          Once the Company incurs registration obligations under Section 3, the Company will use its best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement relating to such registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the underwriters, if any, copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

          (b) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than 6 months (or such shorter period which shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn, but not prior to the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

          (c) notify each holder of Registrable Securities, their counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (5) of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary

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Prospectus, in light of the circumstances under which they were made) not misleading and (6) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

          (d)  upon the occurrence of any event contemplated by Section 5(c)(2)-
(6), prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

          (f) if reasonably requested by a managing underwriter or any holder of Registrable Securities, immediately incorporate in a Prospectus supplement or post-effective amendment such information concerning such holder of Registrable Securities, the managing underwriter or underwriters or the intended method of distribution as the managing underwriter or underwriters or the holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by a managing underwriter of such Registrable Securities;

          (g) furnish to each holder of Registrable Securities included in such Registration Statement and each managing underwriter, if any, one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, and, upon request, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each holder of Registrable Securities included in such Registration Statement, their counsel and the underwriters, if any, as many copies of the Prospectus or Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the holder of Registrable Securities included in the Registration Statement and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

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          (i)  prior to any public offering of Registrable Securities, use its best efforts to register or qualify, or cooperate with the holders of Registrable Securities included in the Registration Statement, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any holder or underwriter reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

          (j) cooperate with the holders of Registrable Securities included in the Registration Statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold under the Registration Statement; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request at least two business days prior to any sale of Registrable Securities;

          (k) furnish, at the request of any Stockholder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to the securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in any underwritten public offering, addressed to the underwriters, if any, and to the Stockholder requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholder requesting registration of Registrable Securities;

          (l) use its best efforts to cause the Common Stock to continue to be included in the Nasdaq National Market or, at the option of the Company, to be listed on a national securities exchange (provided, however, that the Company
                                          --------  -------
shall have no obligation to apply for the listing of its Common Stock on a national securities exchange);

          (m) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (n) make available for inspection by a representative of the holders of Registrable Securities included in the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any lawyer or accountant retained by such selling holders or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as they may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, lawyer or accountant in connection with such Registration Statement, provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration and shall be kept confidential by such Persons except to the extent disclosure of such records, information or documents is required by law; and

          (o) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (2) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish promptly to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(2)-(6), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(d), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

6.  Registration Expenses.  All expenses incident to the Company's performance
    ---------------------
of or compliance with this Agreement, including without limitation all registration and filing fees, including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc., fees and expense of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters or holders of a majority of the shares of the Registrable Securities being sold may designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and for the sellers of the Registrable Securities and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance) (all such expenses being herein called "Registration Expenses") shall be borne by the holders of Registrable Securities included in the registration Statement whether or not the Registration Statement becomes effective. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any

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annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

7.  Indemnification.
    ---------------

          (a)  Indemnification by the Company.  The Company agrees to indemnify
               ------------------------------
and hold harmless each holder of Registrable Securities registered pursuant to any registration hereunder, its officers, directors and agents and each Person who controls such holder or agents (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder or its representative expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in a Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and the holder of Registrable Securities thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage, liability or expense. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities; provided, however, that if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

          (b)  Indemnification by Holders of Registrable Securities.  In
               ----------------------------------------------------
connection with any registration hereunder, each holder of Registrable Securities participating in such registration will promptly furnish to the Company in writing such information and affidavits with respect to such holder as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, to the extent that such untrue statement or omission is contained in any information or affidavit with respect to such holder so furnished in writing by such holder or its representatives to the Company expressly for inclusion in such Registration Statement or Prospectus. In no event

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shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons or their representatives to the Company specifically for inclusion in any Prospectus or Registration Statement.

          (c)  Conduct of Indemnification Proceedings.  Any Person entitled to
               --------------------------------------
indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless
(x) the indemnifying party has agreed in writing to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (z) in the reasonable judgment of any such Person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          (d)  Contribution.  If the indemnification provided for in this
               ------------
Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.  Rule 144
    --------

          The Company agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

9.  Underwritten Registration
    -------------------------

          If any of the Registrable Securities covered by any Piggy-Back Registration or Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company.

          Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.  Miscellaneous.
     -------------

          (a)  Remedies.  In the event of a breach by the Company of its
               --------
obligation under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b)  Termination of Agreement.  This Agreement shall terminate on the
               ------------------------
earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms prior to the consummation of the Merger and (b) the date as of which each Stockholder is entitled to sell all remaining Registrable Securities held by such Stockholder, without limitation as to volume, pursuant to Rule 144 under the 1933 Act (but in no event earlier than the third anniversary of the Effective Time).

          (c)  Amendments and Waivers.  The provisions of this Agreement,
               ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of at least a majority of the shares of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the shares of the Registrable Securities being sold by such holders, provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (d)  Notices.  All notices provided for or permitted hereunder shall
               -------
be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                           (i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 10(d), which address initially is, with respect to each Purchaser, the address set forth in Schedule B hereto; and

                           (ii)  if to the Company, at

                           Cytogen Corporation
                           600 College Road East
                           Princeton, NJ  08540-5308
                           Attention:  Secretary
          and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(d) with copies to:

                           Dechert Price & Rhoads
                           Princeton Pike Corporate Center
                           P.O. Box 5218
                           Princeton, NJ  08543-5218
                           Attention:  James J. Marino

          All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the U.S. mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (e)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including without limitation, subsequent holders of Registrable Securities.

          (f)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          (g)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          (h)  Governing Law.  The validity, performance, construction and
               -------------
effect of this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

          (i)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j)  Entire Agreement.  This Agreement is intended by the parties as a
               ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (k)  Attorneys' Fees.  In any action or proceeding brought to enforce
               ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          (l)  Securities held by the Company or its Affiliates.  Whenever the
               ------------------------------------------------
consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than the Purchasers or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                                   CYTOGEN CORPORATION


                                                   By:__________________________



                                                      STOCKHOLDERS:

                                  SCHEDULE A
                                  ----------

                                  SCHEDULE B
                                  ----------

Name of Purchaser                        Address
-----------------                        -------

                                    - 16 -